Filed Pursuant to Rule 433

Registration No. 333-188261

Registration No. 333-188261-01

Issuer Free Writing Prospectus dated May 2, 2013

Relating to Preliminary Prospectus Supplement dated May 1, 2013

CNOOC LIMITED

Pricing Term Sheet

1.125% Notes due 2016 (the “2016 Notes”)

Issuer:	CNOOC Finance (2013) Limited
Guarantor:	CNOOC Limited
Principal Amount:	US$750,000,000
Maturity Date:	May 9, 2016
Coupon:	1.125%
Public Offering Price:	99.648% of principal amount
Ranking:	Senior unsecured
Format:	SEC registered
Listing:	The Stock Exchange of Hong Kong Limited
Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof
Yield to Maturity:	1.245%
Spread to Benchmark Treasury:	0.950%
Benchmark Treasury:	0.250% due 04/2016
Benchmark Treasury Price and Yield:	99-27 3/4 and 0.295%
Interest Payment Dates:	May 9 and November 9, commencing November 9, 2013
Interest Record Dates:	April 24 and October 25 immediately preceding each Interest Payment Date
Day Count Convention:	30/360
Optional Redemption:	Treasury Rate plus 10 basis points
Trade Date:	May 2, 2013
Settlement Date:	May 9, 2013
Expected Listing Date:	On or about May 10, 2013
CUSIP/ISIN:	12625G AA2 / US12625GAA22
Ratings*:	Aa3 by Moody’s / AA- by S&P
Joint Lead Managers and Joint Bookrunners:

BOCI Asia Limited

Bank of China (Hong Kong) Limited

Bank of China Limited

China International Capital Corporation Hong Kong Securities Limited

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs (Asia) L.L.C.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS AG, Hong Kong Branch

Co-Managers:	CCB International Capital Limited ICBC International Securities Limited Scotia Capital (USA) Inc. Société Générale

1.750% Notes due 2018 (the “2018 Notes”)

Issuer:	CNOOC Finance (2013) Limited
Guarantor:	CNOOC Limited
Principal Amount:	US$750,000,000
Maturity Date:	May 9, 2018
Coupon:	1.750%
Public Offering Price:	99.539% of principal amount
Ranking:	Senior unsecured
Format:	SEC registered
Listing:	The Stock Exchange of Hong Kong Limited
Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof
Yield to Maturity:	1.847%
Spread to Benchmark Treasury:	1.200%
Benchmark Treasury:	0.625% due 04/2018
Benchmark Treasury Price and Yield:	99-28+ and 0.647%
Interest Payment Dates:	May 9 and November 9, commencing November 9, 2013
Interest Record Dates:	April 24 and October 25 immediately preceding each Interest Payment Date
Day Count Convention:	30/360
Optional Redemption:	Treasury Rate plus 10 basis points
Trade Date:	May 2, 2013
Settlement Date:	May 9, 2013
Expected Listing Date:	On or about May 10, 2013
CUSIP/ISIN:	12625G AB0 / US12625GAB05
Ratings*:	Aa3 by Moody’s / AA- by S&P
Joint Lead Managers and Joint Bookrunners:

BOCI Asia Limited

Bank of China (Hong Kong) Limited

Bank of China Limited

China International Capital Corporation Hong Kong Securities Limited

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs (Asia) L.L.C.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS AG, Hong Kong Branch

Co-Managers:	CCB International Capital Limited ICBC International Securities Limited Scotia Capital (USA) Inc. Société Générale

3.000% Notes due 2023 (the “2023 Notes”)

Issuer:	CNOOC Finance (2013) Limited
Guarantor:	CNOOC Limited
Principal Amount:	US$2,000,000,000
Maturity Date:	May 9, 2023
Coupon:	3.000%
Public Offering Price:	98.477% of principal amount
Ranking:	Senior unsecured
Format:	SEC registered
Listing:	The Stock Exchange of Hong Kong Limited
Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof
Yield to Maturity:	3.179%
Spread to Benchmark Treasury:	1.550%
Benchmark Treasury:	2.000% due 02/2023
Benchmark Treasury Price and Yield:	103-11 and 1.629%
Interest Payment Dates:	May 9 and November 9, commencing November 9, 2013
Interest Record Dates:	April 24 and October 25 immediately preceding each Interest Payment Date
Day Count Convention:	30/360
Optional Redemption:	Treasury Rate plus 20 basis points
Trade Date:	May 2, 2013
Settlement Date:	May 9, 2013
Expected Listing Date:	On or about May 10, 2013
CUSIP/ISIN:	12625G AC8 / US12625GAC87
Ratings*:	Aa3 by Moody’s / AA- by S&P
Joint Lead Managers and Joint Bookrunners:

BOCI Asia Limited

Bank of China (Hong Kong) Limited

Bank of China Limited

China International Capital Corporation Hong Kong Securities Limited

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs (Asia) L.L.C.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS AG, Hong Kong Branch

Co-Managers:	CCB International Capital Limited ICBC International Securities Limited Scotia Capital (USA) Inc. Société Générale

4.250% Notes due 2043 (the “2043 Notes”)

Issuer:	CNOOC Finance (2013) Limited
Guarantor:	CNOOC Limited
Principal Amount:	US$500,000,000
Maturity Date:	May 9, 2043
Coupon:	4.250%
Public Offering Price:	98.515% of principal amount
Ranking:	Senior unsecured
Format:	SEC registered
Listing:	The Stock Exchange of Hong Kong Limited
Denomination:	US$200,000 and integral multiples of US$1,000 in excess thereof
Yield to Maturity:	4.339%
Spread to Benchmark Treasury:	1.500%
Benchmark Treasury:	2.750% due 11/2042
Benchmark Treasury Price and Yield:	98-7+ and 2.839%
Interest Payment Dates:	May 9 and November 9, commencing November 9, 2013
Interest Record Dates:	April 24 and October 25 immediately preceding each Interest Payment Date
Day Count Convention:	30/360
Optional Redemption:	Treasury Rate plus 30 basis points
Trade Date:	May 2, 2013
Settlement Date:	May 9, 2013
Expected Listing Date:	On or about May 10, 2013
CUSIP/ISIN:	12625G AD6 / US12625GAD60
Ratings*:	Aa3 by Moody’s / AA- by S&P
Joint Lead Managers and Joint Bookrunners:

BOCI Asia Limited

Bank of China (Hong Kong) Limited

Bank of China Limited

China International Capital Corporation Hong Kong Securities Limited

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs (Asia) L.L.C.

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS AG, Hong Kong Branch

Co-Managers:	CCB International Capital Limited ICBC International Securities Limited Scotia Capital (USA) Inc. Société Générale

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a prospectus supplement with the Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus supplement and the accompanying prospectus may be obtained from CICC US Securities, Inc, 350 Park Avenue, 28th Floor, New York, New York 10022, telephone: 1-646-794-8800; Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-800-831-9146; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010-3629, telephone: 1-212-325-2000; Prospectus Department, Goldman Sachs & Co, 100 Burma Road, Jersey City, New Jersey 07305, , telephone: 1-866-471-2526 / 1-212-902-1171; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, , telephone: 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 11th Floor, New York, New York 10038, telephone: 1-800-294-1322; or Fixed Income Syndicate, UBS Securities LLC, 677 Washington Boulevard, Stamford, Connecticut 06901, telephone: 1-203-719-1088.

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